EXHIBIT 21.1

SUBSIDIARIES

The following is a list of Embarq’s subsidiaries following the spin-off. Except as otherwise noted, on completion of the spin-off, subsidiaries listed below in bold will be direct wholly owned subsidiaries of Embarq and own 100% of the common stock of the company listed in the bullets below that entity.

Carolina Telephone and Telegraph Company

•	NOCUTS, Inc.

•	SC One Company

Centel Corporation

•	Centel Capital Corporation

•	Centel Directories LLC

•	Centel-Texas, Inc.

•	Central Telephone Company of Texas

•	Telcon, Inc.

•	Central Telephone Company

•	Central Telephone Company of Virginia

•	Embarq Florida Inc.

•	The Winter Park Telephone Company

•	Perry Protection Services, Inc.

•	Centel SPE LLC

Embarq Communications, Inc.

Embarq Communications of Virginia, Inc.

Embarq Management Company

Embarq Minnesota, Inc.

Embarq Missouri, Inc.

•	SC Eight Company

Embarq Payphone Services, Inc.

Embarq Services Inc.

Embarq Solutions, Inc.

Embarq Holdings Company LLC

•	Embarq Directory Trademark Company, LLC

Sprint Mid-Atlantic Telecom, Inc.

Sprint North Supply Company

•	Northstar Transportation, Inc.

•	North Supply Company of Lenexa

•	Sprint Products Group, Inc.

•	American Telecommunication Holdings, SA (18% ownership)

United Telephone Company of the Carolinas

•	SC Two Company

United Telephone Company of Eastern Kansas

•	Embarq Midwest Management Services Company (20% ownership; see also “United Telephone Company of Kansas” below)

United Telephone Company of Kansas

•	Embarq Midwest Management Services Company (80% ownership; see also “United Telephone Company of Eastern Kansas” above)

•	United Teleservices, Inc.

United Telephone Company of Florida

•	Vista-United Telecommunications (49% ownership)

United Telephone Company of Indiana, Inc.

•	SC Four Company

United Telephone Company of New Jersey, Inc.

United Telephone Company of the Northwest

United Telephone Company of Ohio

•	SC Five Company

United Telephone Company of Pennsylvania, The

•	SC Six Company

•	Valley Network Partnership (20% ownership; see also “United Telephone-Southeast, Inc.” below)

United Telephone Company of Southcentral Kansas

United Telephone Company of Texas, Inc.

•	SC Seven Company

United Telephone Company of the West

United Telephone-Southeast, Inc.

•	SC Three Company

•	Valley Network Partnership (20% ownership; see also “United Telephone Company of Pennsylvania, The” above)

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